Exhibit 10.8

TRADING PLAN

This Trading Plan, dated December 6, 2006 (the “Trading Plan”), between LINDA BATDORF (the “Seller”) and D. Weckstein and Co. (the “Broker”).

WHEREAS, the Seller desires to establish this quarterly Trading Plan to sell each quarter the 144 volume limit of IN TOUCH MEDIA GROUP, INC. (ITOU OTC:BB); and

WHEREAS, the Seller desires to engage Broker to effect sales of shares of the Common Stock in accordance with the Trading Plan; and

WHEREAS, the shares are eligible for resale pursuant to Rule 144.

NOW, THEREFORE, the Seller and Broker hereby agree as follows:

1.	Trading Requirements (Amount/Price/Date).

Broker shall effect sales in blocks of at least 2,500 shares on the OTC electronic bulletin board (OTC:BB ITOU) at any time the bid price is in excess of $.30.

2.         Effective Date/Termination. This Trading Plan shall become effective December 6, 2006 and shall terminate upon:

(a)        termination in writing by the sellers

(b)        the death of the Seller(s);

(c)        If at anytime any trade contemplated hereunder shall result in a violation of adverse consequence under the applicable securities laws, including but not limited to, Section 16 of the Securities Exchange Act o 1934, as amended (the “Exchange Act”) or Rule 144 of the Securities Act of 1933, as amended (the “Act); and

(d)       If the Issuer engages in an underwritten offering of its securities pursuant to the Act and the lead underwriter of such offering requires that the Issuer’s directors and executive officers enter into a market stand/off agreement.

3.         Modifications. This Trading Plan may be modified by Seller provided that such modification is in writing, made in good faith and not as part of a plan or scheme to evade prohibitions of Rule 10b-5 of the Exchange Act and pre-cleared or acknowledged by the Issuer’s designated legal officer.

4.         Market Disruption or other Disruption. Seller understands that Broker may not be able to effect a Sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or to the relevant market. If any Sale cannot be executed as required by paragraph 1 above due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker or any other event, Broker shall effect such Sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event provided, that, the Sale complies with the Trading Requirements as provided in paragraph 1 above.

5.         Seller Representations and Warranties. Seller represents and warrants that:

(a)       Seller is not aware at the time of his or her execution hereof of material non-public information with respect to the Issuer or any securities of the Issuer (including the Common Stock) and is entering into this Trading Plan in good faith not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 of the Exchange Act.

(b)       This Trading Plan is entered into within 2 weeks of the filing of the Issuer’s Form 10-QSB for quarter ended September 30, 2006 as evidence of compliance with this representation.

(c)        Seller is currently able to sell shares of Common Stock in accordance with the Issuer’s insider trading policies and Seller has obtained the written approval of the Issuer to enter into this Trading Plan.

6.	Compliance with the Securities Laws.

(a)       It is the intent of the parties that this Trading Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Trading Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

(b)       Broker agrees to conduct all Sales in accordance with the manner of sale requirement of Rule 144 under the Act, if applicable, and in no event shall Broker effect any sale if such Sale would exceed the then applicable volume limitation under Rule 144 of the Act, assuming Broker’s Sale under this Trading Plan are the only sales subject to that limitation. Seller agrees not to take, and agrees to cause any person or entity with which he or she would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 under the Act not to take, any action that would cause the Sales not to comply with Rule 144 under the Act.

(c)        Seller agrees to make all filings, if any, required under Section 13(d) and 16 of the Exchange Act.

7.         Seller releases liability and hold harmless Broker if he is unable to perform any of the duties under this plan not limited to and including missed trades.

8.         Governing Law. This Trading Plan shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date first written above.

SELLER:

Linda Batdorf

BROKER:

By:
Title:

Acknowledged:

IN TOUCH MEDIA GROUP, INC.

By:
Title: